UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

IVAX Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue, Miami, Florida	33127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-324-2300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On June 11, 2010, IVAX Diagnostics, Inc. (the “Company”), upon the approval of the Audit Committee of the Company’s Board of Directors, dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. The Company’s decision to dismiss PwC was made in connection with the Company’s election to engage a new independent registered public accounting firm. The Company expects to announce the formal appointment of its new independent registered public accounting firm after such firm completes its internal new client acceptance procedures, which the Company has been informed are expected to be completed within a matter of days.

The audit reports of PwC on the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2009 and 2008 and the interim period through June 11, 2010, the Company had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports. In addition, during that time, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided PwC with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K and has requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the statements made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of PwC’s letter, dated June 17, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 16.1 - Letter of PricewaterhouseCoopers LLP, dated June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2010	IVAX Diagnostics, Inc.

	By:	/s/ Charles Struby
		Name:	Charles Struby
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

16.1	Letter of PricewaterhouseCoopers LLP, dated June 17, 2010